NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

NUMBER VOID

# COLORADO - UTAH NATURAL GAS, INC.

SHARES VOID

AUTHORIZED STOCK 100,000,000 COMMON SHARES
$.0001 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 19679U 10 3

This Certifies that VOID is the registered holder of Shares

COLORADO-UTAH NATURAL GAS, INC.

*transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

Dated

SECRETARY

COLORADO - UTAH NATURAL GAS, INC.
CORPORATE
Seal
UTAH

PRESIDENT

COUNTERSIGNED AND REGISTERED

BY

VOID

AUTHORIZED SIGNATURE

TRANSFER AGENT AND REGISTRAR:
ATLAS STOCK TRANSFER CORPORATION
5899 SOUTH STATE STREET
SALT LAKE CITY, UTAH 84107